                                                                   EXHIBIT 10.30

                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                ------------------------------------------------

        This Second Amended and Restated Employment Agreement is dated as of this first day of October, 1996 by and among HARMONY HOLDINGS, INC., a Delaware corporation ("Company") and Harvey Bibicoff ("Employee") with reference to the following facts:

        A. Bibicoff & Associates, Inc., and Company previously entered into an Agreement dated as of July 1, 1991 to provide the services of Employee to Company.

        B. On May 2, 1994, Company, Employee and Bibicoff & Associates entered into an Amended and Restated Employment Agreement which effectively terminated the obligations of Bibicoff & Associates thereunder and amended certain other terms and provisions thereof.

        C. Employee and Company now wish to further amend and restate the previously Amended and Restated Employment Agreement.

        WHEREAS, Company desires to employ Employee as its Chief Executive Officer and Employee desires to be so employed by Company pursuant to the terms and conditions hereinafter set forth:

        NOW, THEREFORE, the parties hereto agree as follows:

          1.   ENGAGEMENT.  Company engages Employee as Chief Executive Officer
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pursuant to the terms and conditions hereof, and Employee hereby accepts such engagement. Employee shall report only to Company's Board of Directors. Company shall use its best efforts to cause Employee to be elected and re-elected to its Board of Directors so long as this Agreement remains in force and effect.

          2.   NATURE OF SERVICES.  Employee will render services to Company
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that are consistent with the title, position and responsibilities of a Chief
Executive Officer of a business of the size and conducting operations comparable to Company.

          Employee shall make every effort to and shall conduct himself at all times so as to advance the best interests of Company.

          Employee agrees that at all times he shall observe, respect and comply with all personnel policies and procedures of Company then existing (both oral and written) pertaining to the performance of Employee's duties.

          Employee shall be based in Los Angeles and shall not be required to travel for business outside of the United States in excess of four (4) times per calendar year, nor outside of California in excess of an additional six (6) times per calendar year.

          3.   COMPENSATION.  As consideration for the services to be rendered
               ------------
by Employee pursuant hereto, and upon condition that Employee is substantially performing all of the services required hereunder and that Employee is not in material default, Company will pay or will cause to be paid to Employee, during the Term of this Agreement, subject to all applicable laws and requirements respecting withholding of federal, state, and/or local taxes:

          4.1    Fixed and Bonus Compensation.  Fixed annual compensation of
                 ----------------------------
$265,000 for each Term Year payable in equal semi-monthly installments.

          In addition, Employee shall be entitled to an annual bonus payable within 45 days after the close of each fiscal year of Company in an amount equal to 3% of Company's pre-tax net income in excess of $265,000.

          4.2    Automobile Allowance.  An automobile allowance of $800 for each
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month during the Term.

          5.   STOCK OPTIONS.  Concurrently herewith Company shall issue to
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Employee a five-year stock option to purchase an aggregate of 350,000 shares of
Common Stock of Company at an exercise price of One Dollar and Fifty Cents ($1.50) per share. This stock option shall be in the form of a Stock Option Agreement, attached to this Agreement as exhibit "A".

          Nothing contained in this Agreement is intended to affect any stock options provided for in any other agreement between Employee and Company.

          6.   NOTICES.  Notices to Employee shall be delivered to the
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following address:
                            4101 Clarinda Drive
                            Tarzana, Ca 91356

          Notices to Company shall be delivered to the following address:
                            1990 Westwood Blvd., #310
                            Los Angeles, CA 90025-4676

          All notices must be personally delivered or mailed by United States certified or registered mail, return receipt requested, with postage prepaid.

          7.   STANDARD TERMS AND CONDITIONS.  This Agreement is subject to
               -----------------------------
Company's Additional Terms and Conditions, a copy of which is attached hereto as Exhibit "B", and such terms shall be incorporated herein and be binding upon the parties hereto; provided, that in the event of an inconsistency between the terms of this Agreement and any of the Additional Terms and Conditions, the terms of this Agreement shall control.

          IN WITNESS WHEREOF, Company and Employee have executed this Agreement on the date first written above.

                                  HARMONY HOLDINGS, INC.
                                  a Delaware corporation,


                                  By: By/s/Brian Rackohn
                                      BRIAN RACKOHN, CFO



                                      By/s/Harvey Bibicoff
                                      HARVEY BIBICOFF

                        ADDITIONAL TERMS AND CONDITIONS
                        -------------------------------
                                 OF EMPLOYMENT
                                 -------------

        1.   NON-EXCLUSIVITY.  Employee is free to provide his services to
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others provided such services do not materially interfere with the obligations of Employee hereunder. Employee shall devote whatever time is necessary to discharge the duties of Employee hereunder.

        2.   BENEFITS.
             --------

          (a) Reimbursements.  Company shall reimburse Employee for all ordinary
              --------------
and necessary business, entertainment and other expenses reasonably incurred by Employee in the performance of Employee's duties and obligations under this Agreement, including, but not limited to, reimbursement for air travel and accommodations for business travel to the extent normally provided to senior executives in the entertainment industry. Company agrees to repay or reimburse Employee for such business expenses upon the presentation of itemized statements of such business expenses on Company's regular form used for such purposes.

          (b) Health Insurance and Other Employee Benefits.  Employee shall be
              --------------------------------------------
eligible to receive all benefits normally provided by Company to other senior executives employed by Company, including, but not limited to, medical, health, and disability insurance, as well as pension and profit sharing.

          Company shall provide Employee with a $1,000,000 term life insurance policy wherein Company is the owner of the policy, but Employee may designate the beneficiary in his sole and absolute discretion.

        3.   RELATIONSHIP AND COVENANTS OF EMPLOYEE.
             --------------------------------------

          (a) Non-Disclosure.  Company has made, and will continue to make,
              --------------
available to Employee certain non-public information concerning or used by Company and/or its subsidiaries, whether in written, unwritten or electronic form, excluding any such information which becomes public for reasons other than Employee's breach of this Agreement or which Employee is required by law to disclose ("Information"), which obtains substantial value by not being known to the general public and which is the subject of Company's efforts to maintain its secrecy, and which constitutes the professional and trade secrets of Company. The Information is being provided and disclosed to Employee solely for use in connection with Employee's employment by Company. In consideration of such employment and receipt of the Information, Employee agrees that at all times, whether during or after the termination of this Agreement, he:

                  (1) Shall regard and preserve the Information as highly confidential and the trade secrets of Company;

                  (2) Shall not reveal, divulge or disclose, and shall not permit to be revealed, divulged or disclosed, any of the Information to any person or entity absent express written consent and approval from Company;

                  (3) Shall not photocopy or duplicate, and shall not permit any person to photocopy or duplicate, any of the Information absent written consent and approval from Company;

                  (4) Shall not make any use of the Information for Employee's own benefit or the benefit of any person or entity other than Company;

          (b) Delivery of Records.  All memoranda, notes, records and other
              -------------------
documents made or compiled by Employee, or made available to Employee during the term of this Agreement concerning the business of Company shall be Company's property. Employee agrees to return any and all such materials to Company, including any and all copies thereof, immediately upon request for same.

          (c) Diversion.  During the term of this Agreement and for 2 years
              ---------
after its termination, Employee shall not, directly or indirectly, either on Employee's own behalf, or as a member of a partnership, joint venture, corporation, or any other entity, or as an employee or agent on behalf of any person, firm, partnership, joint venture, corporation, or any other entity, solicit, divert, or seek to develop or exploit any existing entertainment projects on which Company is working (unless Company has previously advised Employee in writing that it has abandoned such project)

          (d) Non-Solicitation.  During the term of this Agreement and for 2
              ----------------
years after its termination, Employee shall not, directly or indirectly, employ, solicit for employment, retain as an independent contractor, solicit for retention as an independent contractor, or advise or recommend to any other person or entity that they employ, retain as an independent contractor, or solicit for employment or retention as an independent contractor, any person employed by Company or with whom Company had an independent contractor relationship during the term of this Agreement.

          (e) Limitations Upon Covenants.  The provisions under this Paragraph 3
              --------------------------
shall survive the termination of this Agreement. The parties hereto agree that, in the event any of the provisions set forth in this Paragraph 3 are held by any court or other duly constituted legal authority to be effective in any particular area or jurisdiction only if modified to limit their duration or scope or to be void or otherwise unenforceable in any particular area or jurisdiction, then such provisions shall be deemed amended and modified with respect to that particular area or jurisdiction so as to comply with the order of any such court or other duly constituted legal authority and, as to all other areas and jurisdictions, and as to all other provisions of this Paragraph 3, such provisions shall remain in full force and effect as set forth in this Agreement.

          (f) Remedies.  Employee acknowledges that should he violate of any of
              --------
the provisions set forth in this Paragraph 3, Company will suffer immediate and irreparable harm for which Company will have no adequate remedy at law. In such event, Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of the covenants set forth herein.

        4.   CERTAIN RIGHTS OF COMPANY.
             -------------------------

          (a) Announcement.  Employer shall have the sole right to make a public
              ------------
announcement of the terms, provisions, or execution of this Agreement, subject to reasonable consultation with Employee; provided, however, that Company shall not disclose the financial terms of this Agreement to any third party without Employee's consent, except as may be necessary or desirable in dealings with or in response to a governmental or administrative agency, including, but not limited to, the Securities and Exchange Commission, or in connection with the financing or sale of Company.

          (b) Right to Insure.  Company shall have the right to secure in its
              ---------------
own name, or otherwise, and at its own expense, key-person life insurance covering Employee, and Employee shall have no right, title or interest in and to such insurance. Employee shall assist Company in procuring such insurance by submitting to any examinations and executing any applications and other instruments as may be required by an insurance carrier to which application is made for any such insurance.

        5.   TERMINATION.
             -----------

          (a) Disability.  If Employee suffers from any physical and/or mental
              ----------
disability which renders him unable to perform the essential functions of his duties under this Agreement, whether with or without reasonable accommodation, for a period in excess of 180 consecutive days or 180 days in the aggregate during any 9 month period, Company may, at its option, terminate this Agreement by 10 days' written notice to that effect. Such termination shall, except as specifically provided herein, terminate any and all obligations to Employee under this Agreement effective as of such 10th day, other than Employee's then accrued rights pursuant to the Agreement, including, but not limited to, Employee's accrued right to receive a bonus for: (i) performance as measured by pre-tax net income, pro-rated through the effective date of termination. References to the accrued bonus right described in the previous sentences shall be known as "Accrued Bonus."

          It is specifically understood that Company shall continue to pay Employee all compensation provided hereunder throughout such 180 day period and thereafter until such tenth day following the written notice provided for herein.

          In the event of a disagreement concerning Employee's disability, the matter shall be resolved by a majority decision of 3 practicing physicians, 1 selected by Employee, 1 selected by Company, and 1 selected by both such physicians.

          (b) Death.  In the event Employee dies during the term of this
              -----
Agreement, such death shall, except as specifically provided below, terminate any and all obligations to Employee under this Agreement effective as of the date of death; provided, however, that such termination shall not apply to any rights accrued by Employee pursuant to this Agreement prior to his death, including, but not limited to, Employee's Accrued Bonus.

          (c) Cause.  Company may, at any time, immediately terminate Employee's
              -----
engagement hereunder for "Cause" by giving Employee written notice of such termination. "Cause" shall mean (i) conviction of Employee for a felony or a crime involving a high degree of moral turpitude, (ii) the commission by Employee of an act or acts of dishonesty intended to result, directly or indirectly, in gain or personal enrichment at the expense of Company or any of its subsidiaries or affiliates, (iii) certification by a medical doctor that Employee is a habitual alcoholic or is a narcotic addict, (iv) Employee's breach of any of the material provisions of this Agreement; provided, however, Employee may not be terminated for Employee's failure to undertake different duties materially outside the scope of those set forth in the Principal Agreement.

          In the case of an event described in clause (iv) above, Company may terminate Employee's engagement hereunder only by giving Employee 30 days' prior written notice, during which period Employee shall have the opportunity to cure any breach. If such breach is cured, such notice shall be deemed rescinded. If there is a dispute as to whether or not an alleged breach has been cured, the dispute will be resolved by a committee of three people, one of whom is selected by Company, one of whom is selected by Employee, and one of who is selected by the other two. During the period that the committee is being selected and is making its determination, Employee will continue to be compensated pursuant to the terms of this Agreement.

          Should the breach not be cured, the giving of such notice of termination shall terminate all obligations of the parties hereunder (except those obligations which by their terms survive the termination of this Agreement) effective 30 days after such written notice, except that Employee shall be entitled to any rights accrued by Employee pursuant to this Agreement prior to said termination, including, but not limited to, Employee's Accrued Bonus; provided, however, that if Employee is convicted of a crime as specified in this Paragraph, Company, in its sole discretion, may convert any or all of Employee's stock options issued pursuant to this Agreement into an obligation of Company to pay Employee in cash, within 90 days, the value of such stock as of the date of the Company's purchase, less Employee's aggregate exercise price. The per share value of such stock shall be determined by the (i) closing price of Company's shares as reported on a stock exchange (if the shares are listed on a stock exchange) listing such shares on the purchase date, or (ii) the average of the bid and asked prices as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") for the 10 trading days immediately prior to the purchase date (if the stock is reported by NASDAQ). If the Company's stock is not traded either on an exchange or by

NASDAQ as of 10 trading days prior to the purchase date, the value of the stock shall be determined by averaging the appraisals of two expert appraisers, 1 selected by Company and 1 selected by Employee.

          Notwithstanding any provision contained herein to the contrary, upon the death or disability of Employee during the term of this Agreement, any amounts due and payable to Employee as of the date of death or disability pursuant to the Agreement shall be payable to Employee, or the person(s) designated by Employee, or to Employee's successors, heirs and assigns.

        6.   SEVERANCE PAY.  In the event Employee's services are terminated by
             -------------
Company, other than pursuant to Paragraph 5 above, prior to the completion of the Term, or in the event that Company materially fails to perform its obligations hereunder for more than 30 days after written notice from Employee and Employee thereafter terminates this Agreement by written notice to Company, or in the event of a "change in control" of Company (as defined below) and Employee thereafter terminates this Agreement by written notice to Company, Employee shall receive Employee's entire fixed compensation for the balance of the Term, in addition to any rights accrued by Employee pursuant to this Agreement prior to said event, including, but not limited to, Employee's Accrued Bonus. This total sum will be paid to Employee no later than 120 days from the date of such termination or notification by Employee, during which period Employee will continue to receive his fixed compensation and appropriate reimbursements.

          For the purposes of this provision, a "change in control" of Company shall be deemed to have occurred within 60 days if Employee ceases to control Company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended; provided that Employee does not consent to such change in control and such change in control is not caused by Employee's death or mental disability.

        7.   INDEMNIFICATION BY COMPANY.  Company shall, to the fullest extent
             --------------------------
permitted by law, indemnify Employee for any claims, including, but not limited to, tort claims, bad faith claims, contract claims, demands, liabilities, debts, accounts, obligations, damages, compensatory damages, punitive damages, liquidated damages, costs, reasonable attorneys' fees, expenses, actions and causes of action, sustained by Employee by reason of the fact Employee is or was an employee, officer or director of Company or any of its affiliates.

Company also agrees to furnish Employee, if applicable, with the same directors' and officers' liability insurance furnished to other comparable officers of Company from time to time. This provision shall survive termination of this Agreement.

        8.   GENERAL.
             -------

          (a) Headings.  The subject headings of the paragraphs and
              --------
subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

          (b) Severability.  It is agreed that if any term, covenant, provision,
              ------------
paragraph or condition of this Agreement shall be illegal, such illegality shall not invalidate the whole Agreement but it shall be construed as if not containing the illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.

          (c) Entire Agreement.  The parties hereto agree that this Agreement
              ----------------
supersedes all prior, existing, or contemporaneous negotiations, representations and/or agreements between Company and Employee, whether oral, written, expressed or implied, and contains the entire understanding and agreement between the parties. This Agreement shall not be amended, modified, or supplemented in any respect except by a subsequent written agreement entered into by both parties hereto.

          (d) Choice of Law.  This Agreement and the performance hereunder shall
              -------------
be construed in accordance with and under and pursuant to the internal substantive laws of the State of California applicable to agreements fully executed and performed entirely in such state.

          (e) No Joint Venture.  Nothing herein contained shall constitute a
              ----------------
partnership between or joint venture by the parties hereto. No party shall hold itself out contrary to the terms of this Paragraph and, except as otherwise specifically provided herein no party shall become liable for the representation, act or omission of any other party. This Agreement is not for the benefit of any third party who is not referred to herein and shall not be deemed to give any right or remedy to any such third party.

          (f) Contractual Nomenclature.  All references herein to "Dollars" or
              ------------------------
"$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Wherever used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

          (g) Modification and Waiver.    No provision of this Agreement may be
              -----------------------
amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing signed by Employee and by an authorized officer of Company designated by Company for such purpose. No waiver of either party hereto at any time of any breach by the other party hereto of or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.